Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-____) pertaining to: i) Mereo Biopharma Group plc 2019 Equity Incentive Plan; and ii) Mereo Biopharma Group plc 2019 Non-Employee Equity Incentive Plan, of our report dated April 29, 2019, with respect to the consolidated financial statements of Mereo Biopharma Group plc included in its Annual Report (Form 20-F) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, United Kingdom

May 21, 2019